UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report:  March 11, 2013

BIG THREE RESTAURANTS, INC.
 (Exact name of registrant as specified in its charter)

Florida	333-169145	27-0645694
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9085 Charles E. Limpus Road, Orlando, Florida 32836
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: 516-375-6649

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❒	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❒	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events.

On March 11, 2013, we gave notice to the proposed seller of the withdrawal of all offers related to our proposed purchase of nine Kentucky Fried Chicken* franchise stores, including associated real estate, located in Florida and Georgia.  We announced the possibility of these purchases under Section 5, Item 5.06 in an amended Report on Form 8-K under event date of November 15, 2012, based on a non-binding letter of intent dated November 20, 2012.  After the expenditure of large amounts of time and effort, we received a written commitment for a conventional real estate mortgage on terms acceptable to us to purchase the real estate and commitments for private equity funding to purchase the seven of the franchise stores in Florida.  In furtherance of the planned acquisition, we submitted a revised offer, to which the seller made a counter offer and to which we, in turn, made a counter offer, ending with a purchase of the Florida real estate, an all cash offer to purchase the franchise stores in Florida and a right-of-first refusal to purchase the Georgia real estate and franchise stores.  We did not receive a response to our counter offer from the seller for a period of nine days, prompting our notice a withdrawal.  Further, we have no response to our notice of withdrawal.

We are actively engaged in seeking other profitable restaurants in the State of Florida that meet or exceed our acquisition criteria.

*Kentucky Fried Chicken is a trademark of KFC Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIG THREE RESTAURANTS, INC.

/s/ John V. Whitman, Jr.
John V. Whitman, Jr.
Chief Executive Officer

March 12, 2013